UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2010

A.P. Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City, CA 94063
(Address of principal executive offices)

(650) 366-2626
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of A.P. Pharma, Inc. (“the Company”) was held on Thursday, May 20, 2010 at 9:00 a.m. local time at the Company’s headquarters pursuant to notice duly given, at which all of the following three proposals were approved.

Proposal I: Election of directors.  The following individuals were elected to the Company’s Board of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Stephen R. Davis	20,243,437	624,036	12,981,173
Paul Goddard	20,269,527	597,946	12,981,173
Ronald Prentki	20,284,360	583,113	12,981,173
Toby Rosenblatt	20,225,301	642,172	12,981,173
Kevin C. Tang	19,762,486	1,104,987	12,981,173
Gregory Turnbull	20,211,973	655,500	12,981,173
Robert Zerbe	20,286,007	581,466	12,981,173

Proposal II: To approve an amendment to the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) to increase by 2,000,000 the authorized number of shares of common stock reserved for issuance under the 2007 Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
20,152,737	708,690	6,046	12,981,173

Proposal III: To ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Votes For	Votes Against	Abstain	Broker Non-Votes
33,125,495	305,981	417,170	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A.P. PHARMA, INC.

May 24, 2010	/s/ John B. Whelan
John B. Whelan
Vice President and Chief Financial Officer